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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-54081 of Quanex Corporation on Form S-8 of our report dated May 25,2001, appearing in the Annual Report of Form 11-K of the Nichols 401 (k) Savings Plan for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Houston, Texas
June 22, 2001